SCHEDULE 14C INFORMATION
(Amendment No. 1)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

APPLIFE DIGITAL SOLUTIONS, INC

(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended)

APPLIFE DIGITAL SOLUTIONS, INC.

50 California St, #1500

San Francisco, CA  94111

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of AppLife Digital Solutions, Inc, a Nevada corporation, to the holders of record at the close of business on the record date, March [__], 2025 (the “Record Date”), of the Company's outstanding common stock, $0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to AppLife Digital Solutions, Inc.

This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders that the Board of Directors and the majority shareholders of the Company have approved four corporate actions.

1. Amended Articles of Incorporation

The Board of Directors and the majority shareholders of the Company have approved an amendment to our Articles of Incorporation to authorize five billion ten million (5,010,000,000) shares of the Company.

2.  Approve a Reverse Split of the Company’s Common Stock.

The Board of Directors and the majority shareholders of the Company have approved a reverse stock split of the Company’s common stock by a ratio in the range of 1-for-100 and 1-for-1000.

3.  Designation of Preferred Stock

The Board of Directors and the majority shareholders of the Company shall have approved an amendment to our Articles of Incorporation to designate four new series of Preferred Stock, Series A, Series B, Series C and Series D.

4.  Strategic Restructuring.

The Board of Directors and the majority shareholders of the Company have approved the Company conducting a thorough analysis of the Company to determine the Company’s future opportunities including acquiring assets or companies, selling or liquidating assets, and other strategic restructuring of the Company and to take any and all actions in furtherance of this initiative.

The Company will, when permissible following the expiration of the appropriate periods mandated by Rule 14c and the provisions of the Nevada Business Corporation Act, file Articles of Amendment to amend our Articles of Incorporation (the “Articles of Amendment”) increasing the Company’s authorized shares, the designation of four series of Preferred Stock and approve a reverse stock split of the Company’s common stock.

The proposed Articles of Amendment will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur no earlier than twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on March [__], 2025 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 160,893,635 shares of common stock issued and outstanding on March 31, 2025. We anticipate that this Information Statement will be mailed on or about March [__], 2025 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following is a description of the material provisions of our capital stock. The following description is intended to be a summary and does not describe all of the provisions of our articles of incorporation or bylaws or Nevada law applicable to us

General

As of March 31, 2025, the Company’s authorized capital stock consisted of 510,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 authorized shares of preferred stock, par value $0.001 per share, with no designated Preferred Stock. As of March 31, 2025, 160,893,635 shares of common stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at an annual meeting of shareholders. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock voting power have the power to elect all directors and, as a practical matter, to control the company. Holders of Common Stock are not entitled to preemptive rights.

Stock Transfer Agent

The stock transfer agent for our securities is Securities Transfer Corporation, of Plano, Texas.  Our address is 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

Our phone number is (469) 633-0101. Our Common Stock is quoted under the symbol “ALDS”

MANAGEMENT

Set forth below is the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

Name	Age	Positions and Offices Held
Matthew Reid	50	Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, President
Sid Ganis	58	Director
Tracey Gray	57	Director
Don Savant	81	Director
Richard Walden	75	Director

Matthew Reid, 50, CEO, CFO, President, Secretary and Director.  Matthew Reid is an experienced founder who has worked in the venture capital and private equity industry for the past 15 years where he has focused on sales, management, marketing and business development. He has owned and operated several successful businesses ranging from a commercial real estate mortgage company to a media investment group. During the last five years Mr. Reid has been working for himself developing apps and projects that eventually lead to the creation of the Company and has not worked at any other companies. Mr. Reid holds a Bachelor of Arts degree from New York University.

Don Savant, 58, Director.  Don Savant was the President of Global Sales IMAX Corp. for three years starting in January 2016. Savant was a Managing Director at Asia Pacific IMAX Corp. for fifteen years before becoming President of Sales, Development and Film Distribution for IMAX China for four years starting in June 2011.

Tracy Gray, 57, Director. Tracy Gray is a former Systems Engineer on the Space Shuttle program. Gray also worked in the Office of the Mayor of Los Angeles and was a Managing Director of The 22 Fund. Gray has been a member of the Board of Directors of Exergy Systems and Isidore Recycling which was acquired by Homeboy Recycling.

Sid Ganis, 81, Director. Sid Ganis is the founder of Out of the Blue Entertainment and former President of Paramount Pictures. Ganis was Chairman of Columbia Tristar and President of the Academy of Motion Picture Arts and Sciences. Ganis is currently a member of the Board of Directors of Academy of Motion Picture Arts and Sciences and Immersion Corp IMMR. Ganis has previously been a member of the Board of Directors of Marvel Entertainments and The Void.

Richard Walden, 75, Director. Mr. Walden is currently President, CEO and Founder of Operation USA, a Los Angeles-based non-governmental organization specializing in disaster relief as well as international and domestic health care and economic development projects. Walden guided Operation USA to share the 1997 Nobel Peace Prize. Walden also coordinated Operation USA’s work with UNESCO, NASA’s Jet Propulsion Laboratory, and with the Lawrence Livermore and Los Alamos National Laboratories. Richard is also an active California-licensed attorney and, earlier in his career, served as Commissioner of the California Health Facilities Commission.

Board Composition

Our By-Laws provide that the Board of Directors which shall constitute the whole board shall not be less than one (1) nor more than seven (7) or such other maximum number of directors as permitted by the Nevada General Corporation Law. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has decided not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2024 being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.  any director or officer of the company;

2. any proposed nominee for election as a director of the company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Certain Beneficial Owners and Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of March 31, 2025, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 160,893,635 common shares were issued and outstanding as of March 31, 2025.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o AppLife Digital Solutions, Inc., 50 California St, #1500, San Francisco, CA  94111.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Matt Reid, Sole Officer and Director	Common	102,239,109 Shares	63.54%
Don Savant, Director	Common	381,579	0.24%
Tracy Gray, Director	Common	381,579	0.24%
Sid Ganis, Director	Common	375,000	0.23%
All Officers and Directors	Common	103,377,267 Shares	64.25%
Stephen Solarsh	Common	13,100,327 Shares	8.14%

DESCRIPTION OF CONSENT ACTIONS

ITEM 1: AMENDMENT TO ARTICLES OF INCORPORATION, INCREASE AUTHORIZED SHARES

The Board of Directors and the majority shareholders of the Company have approved an amendment to our Articles of Incorporation to authorize five billion ten million (5,010,000,000) common shares of the Company.

The Amendment for the authorized preferred shares will become effective upon filing of the Amendment promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

ITEM 2: APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors and the majority shareholders of the Company shall have (i) approved a reverse stock split of the Company’s common stock by a ratio in the range of 1-for-100 and 1-for-1000, in connection therewith, (ii) approve a Certificate of Change to effectuate the Reverse Stock Split, and (iii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of our stockholders, at any time within 12 months of the approval of the Action.

ITEM 3. DESIGNATION OF PREFERRED STOCK

The Board of Directors and the majority shareholders of the Company shall have approved an amendment to our Articles of Incorporation to designate four new series of Preferred Stock, Series A, Series B, Series C and Series D.

Series A Preferred Stock: Authorization of the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of fifteen thousand (15,000) shares, par value $0.001, to be designated "Series A Convertible Preferred Stock" (the "Series A Stock".) The Series A Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class. The conversion rate in effect at any time for conversion of the Series A Stock (the "Series A Stock Conversion Rate") shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by one hundred thousand (100,000).

Series B Preferred Stock: Authorization of the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of twenty thousand (20,000) shares, with par value of $0.001, to be designated "Series B Convertible Preferred Stock" (the "Series B Stock"). The Series B Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class. The conversion rate in effect at any time for conversion of the Series B Stock (the "Series B Stock Conversion Rate") shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Preferred Stock: Authorization of the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of twenty-five hundred (2,500) shares, with par value of $0.001, to be designated "Series C Convertible Preferred Stock" (the "Series C Stock"). The holder of the shares of Series C Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion rate in effect at any time for conversion of the Series C Stock (the "Series C Stock Conversion Rate") shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. For the purposes of calculating the Series C Stock Conversion Rate, the

Company's Common Stockon a fully diluted basis, shall equal the sum of (a) the aggregate number of shares of Common Stock issued, outstanding and agreed to be issued, on the date of the Conversion (the "Conversion Date"), and (b) the aggregate number of shares of Common Stock into which any options, warrants, convertible debt, convertible preferred stock, and other convertible securities of the Company which are issued and outstanding, and which the Company has agreed to issue, are convertible at the time of the Conversion.

Series D Preferred Stock: Authorization of the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of one hundred thousand (100,000) shares with par value of $0.001, to be designated "Series D Convertible Preferred Stock" (the "Series D Stock")..   The holders of the Series D Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock. The ranking of the Series D Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (A) junior to the Senior Preferred Stock, (B) on parity with the Parity Stock and (C) senior to the Junior Stock. The conversion rate shall be determined by dividing (x) the Conversion Amount of Series D Stock by (y) the Conversion Price (the “Conversion Rate”). For purposes of this Certificate of Designations, the term “Conversion Price” means, with respect to each Series D Stock, as of any Conversion Date or other date of determination, [$10.00], subject to adjustment as provided in the Certificate of Designation.

And as further outlined in each of the Certificate of Preferred Stock Designations.

ITEM 4. STRATEGIC RESTRUCTURING

The Board of Directors and the majority shareholders of the Company have approved the Company conducting a thorough analysis of the Company to determine the Company’s future opportunities including acquiring assets or companies, selling or liquidating assets, and other strategic restructuring of the Company and to take any and all actions in furtherance of this initiative.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the board of directors nor the approval by the majority stockholders of the amendment to our articles of incorporation provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder's shares under the Nevada Business Corporation Act, the articles of incorporation or the bylaws.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The increase in authorized common stock may make it more difficult or prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. The proposed increased in our authorized common stock is not the result of any such specific effort, rather, as indicated below, the purpose of the increase in the authorized common stock is to provide our Company’s management with certain abilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.

Other than this proposal, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Potential Dilution Effects of Amendment

The designation in our authorized shares could result in dilution to our current shareholders, if the Company issues additional shares of preferred stock.  Any dilution to our current shareholders would result in less voting power than was held by our current shareholders prior to any issuance of additional preferred shares.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings against the Company or to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “34 Act”) requires our officers and directors and persons owning more than ten percent of the Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Additionally, Item 405 of Regulation S-K under the 34 Act requires us to identify in its Form 10-K and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent year or prior years. We have nothing to report in this regard.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer. Such communications may be confidential or anonymous and may be submitted in writing addressed care of Matthew Reid, Chief Executive Officer, AppLife Digital Solutions, Inc., 50 California St, #1500 San Francisco, CA  94111. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our periodic filings made with the SEC from time to time.  Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, AppLife Digital Solutions, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

March [__], 2025
APPLIFE DIGITAL SOLUTIONS, INC.
By:	/s/ Matthew Reid
Matthew Reid
Chief Executive Officer